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EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON
FORM 8-K DATED April 26, 2002

Commission File Number 1-6887

[BANK OF HAWAII LETTERHEAD]

New Parent Company Name Reflects
Renewed Focus for Bank of Hawaii
FOR IMMEDIATE RELEASE

        Honolulu, Hawaii (April 26, 2002) — The parent company of Bank of Hawaii today obtained shareholder approval to change its name from Pacific Century Financial Corporation to Bank of Hawaii Corporation. Beginning April 29, 2002, the company's stock will trade on the New York Stock Exchange under the new name, "Bank of Hawaii Corporation." The company's stock ticker symbol, "BOH," will remain the same, as will the name of its primary subsidiary, Bank of Hawaii.

        "The new name, 'Bank of Hawaii Corporation,' reflects our company's renewed focus on Hawaii, our core strategic market," said Bank of Hawaii Chairman, CEO and President Michael O'Neill. "Hawaii is our home, and this latest step demonstrates our ongoing commitment to serving the people, businesses and communities here."

        O'Neill added, "With the divestitures of our non-strategic operations largely behind us, we will continue to move forward in aggressively growing our business in our key markets of Hawaii, the West Pacific and American Samoa. We will also continue to focus on improving the level of quality service we provide customers while maximizing the value of shareholders' investment in our company."

        The name change will not affect the validity of stock certificates previously issued by Pacific Century Financial Corporation or Bancorp Hawaii, Inc. (as the company was formerly known).

        Founded in 1897, Bank of Hawaii is the leading locally headquartered commercial bank in Hawaii. It is the primary subsidiary of Bank of Hawaii Corporation, a regional financial services company with assets of $10.2 billion as of March 31, 2002. The company and its subsidiaries provide varied financial services to businesses, consumers and governments in Hawaii, the West Pacific and American Samoa. Additional information about Bank of Hawaii can be found at www.boh.com.

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  EXHIBIT 99.1
EXHIBIT TO CURRENT REPORT ON FORM 8-K DATED April 26, 2002